Exhibit 99.1

Green Plains Announces Proposed Offering of $150 million of Common Stock

OMAHA, Neb., Aug. 4, 2021 (GLOBE NEWSWIRE)  Green Plains Inc. (NASDAQ:GPRE) today announced that it intends to offer $150 million of shares of common stock in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions.

The company also intends to grant the underwriters of the common stock offering a 30-day option to purchase up to an additional $22.5 million of the shares of common stock offered solely to cover over-allotments.

The company expects to use the net proceeds from the offering for growth investments to further accelerate our downstream development opportunities.

Jefferies and BofA Securities are acting as joint book-running managers for the offerings.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Each offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each offering will be made only by means of a prospectus supplement and an accompanying prospectus. An electronic copy of the applicable preliminary prospectus supplement, together with the accompanying prospectus, will be available on the SEC’s website at www.sec.gov. Alternatively, copies of the applicable preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: 1-877-821-7388 or e-mail: Prospectus_Department@Jefferies.com; or BofA Securities, by mail at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or email at dg.prospectus_requests@bofa.com.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed, clean sugar, specialty alcohol and carbon sequestration initiatives; to achieve anticipated savings from Project 24; to successfully pursue its ongoing transformation strategy and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Green Plains Inc. Contacts

Investors: Phil Boggs | Senior Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com

Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

###